Exhibit 10.4 Notice of Voluntary Cancellation of Option dated August 19, 2001 by Online Credit Limited.

NOTICE OF VOLUNTARY CANCELLATION OF OPTIONS

This NOTICE OF VOLUNTARY CANCELLATION OF OPTIONS, dated as of August 19, 2001, is presented to eVision USA.Com, Inc. (eVision) by Online Credit Limited (Online).

        WHEREAS, eVision previously sold Online a ten year $4,000,000 10% Convertible Debenture that is convertible into shares of common stock and an option to purchase a ten year $11,000,000 12%, as amended, Convertible Debenture that is convertible into shares of common stock of eVision. Online has purchased a total of $8,000,000 in convertible debentures to date. The option to purchase the $11,000,000 12% Convertible Debenture has $7,000,000 available remaining under option (Option); and

        WHEREAS, Online wishes to assist eVision in restructuring its capital and equity structure be eliminating the potential dilution caused by the Option.

        NOW THEREFORE, Online agrees to cancel its option to purchase an additional $7,000,000 in 12% Convertible Debentures from eVision.

ONLINE CREDIT LIMITED

By: /s/ Fai H. Chan
        Fai H. Chan

Title: Director